UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2015

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 9, 2015, the Compensation Committee of the Board of Directors of Sabre Corporation (the “Corporation”) approved a long-term cash incentive compensation program (the “Long-Term Stretch Program”) under the Corporation’s 2014 Omnibus Incentive Compensation Plan. Participants in the Long-Term Stretch Program include the Corporation’s executive officers, including the Corporation’s CEO, CFO and three most highly compensated executive officers who were serving as the Corporation’s executive officers as of December 31, 2014, as well as certain other key employees. The Long-Term Stretch Program is intended to provide additional incentive for participants to successfully execute on the Corporation’s long-term growth strategy. The Long-Term Stretch Program provides for cash awards to participants only if the Corporation exceeds, for the three-year performance period from January 1, 2015 through December 31, 2017, certain target levels of cumulative revenue and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

For each current participant in the Long-Term Stretch Program, the target award opportunity will be based on the participant’s position with the Corporation. A participant’s award is subject to forfeiture if his or her employment terminates before March 15, 2018 for any reason.

Award Payout Formula

For purposes of initial awards in 2015 under the Long-Term Stretch Program, it is expected that:

•	No award payouts will be made if the Corporation’s cumulative revenue or adjusted EBITDA for the performance period of 2015 through 2017 is below 100% of either the target cumulative revenue or target adjusted EBITDA.

•	Award payouts begin upon achievement of at least 105% of the average aggregate target levels for cumulative revenue and adjusted EBITDA for the performance period. If the Corporation’s average aggregate achievement level with respect to the two performance measures is less than 105% of the average aggregate target level for such performance measures, no award payouts will be made.

•	For combined achievement between 105% and 115% of the average aggregate target levels for cumulative revenue and adjusted EBITDA for the performance period, the award payout percentage will be calculated on a linear basis, with the award payout percentage ranging from a minimum of 100% to a maximum of 200%.

•	The Committee has the discretion to decrease the final award based on the amount of the Corporation’s adjusted capital expenditures expressed as a percentage of consolidated revenue during the period.

•	To determine the amount of the final cash payout under the Long-Term Stretch Program, the participant’s target award opportunity will be divided by the average of the closing price of the Corporation’s common stock for all trading days in the month of March 2015, then multiplied by the average of the closing price of the Corporation’s common stock for all trading days in the month of January 2018. This amount will be multiplied by the award payout percentage determined as described above.

•	In evaluating the level of attainment of cumulative revenue or adjusted EBITDA, or determining adjusted capital expenditures expressed as a percentage of consolidated revenue, the Committee may include or exclude certain items, including (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles and practices or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

The form of award agreement with respect to the Long-Term Stretch Program is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Award Agreement for Long-Term Stretch Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

March 13, 2015	By:	/s/ Rachel Gonzalez

Name: Rachel Gonzalez
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Award Agreement for Long-Term Stretch Program.